Exhibit 99.(d)(1)(B)(iii)

AMERICAN BEACON FUNDS

AMENDMENT TO INTERIM Management Agreement

The attached amended and restated Schedule B is hereby incorporated into the Interim Management Agreement dated December 29, 2023, as amended (“Agreement”), by and between the American Beacon Funds, a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation (“Manager”), and supersedes any prior Schedule B to the Agreement.

Dated: January 26, 2024

AMERICAN BEACON FUNDS		AMERICAN BEACON ADVISORS, INC.

By:	/s/ Jeffrey K. Ringdahl	By:	/s/ Paul B. Cavazos
	Jeffrey K. Ringdahl		Paul B. Cavazos
	President		Senior Vice President

AMERICAN BEACON FUNDS

INTERIM Management Agreement

SCHEDULE B

Fund	Effective Date	Fee Schedule
American Beacon Large Cap Value Fund	12/29/2023	Traditional - Multiple Manager
American Beacon Shapiro Equity Opportunities Fund	12/29/2023	Traditional - Single Manager
American Beacon Small Cap Value Fund	12/29/2023	Traditional - Multiple Manager

Dated: January 26, 2024

B-1